CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-56590) of Pizza Inn, Inc. of our report dated May 30, 2003 relating to the financial statements of the Pizza Inn, Inc. 401(k) Savings Plan, which appears in this Form 11-K.






PricewaterhouseCoopers  LLP
Dallas,  Texas
June  27,  2003